UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 McKinney Avenue Suite 1250 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 979-6100

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	“CBRE”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (the “Company” or “CBRE”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement

Amendment No. 2 to Credit Agreement

On August 5, 2022, the Company, CBRE Global Acquisition Company, a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg (the “Luxembourg Borrower”), the lenders party thereto, Credit Suisse AG, Cayman Islands (“Credit Suisse” or the “Resigning Agent”) and Wells Fargo Bank, National Association (“Wells Fargo” or the “Successor Agent”), entered into that certain Amendment No. 2 (the “Amendment”) to that certain Credit Agreement, dated as of October 31, 2017 (as previously amended, modified or otherwise supplemented prior to the date hereof, the “Existing Credit Agreement”, and, as further amended by the Amendment, the “Amended Credit Agreement”), among the Company, CBRE Services, Inc., a Delaware corporation (“Services”), CBRE Limited, a limited company organized under the laws of England and Wales (“CBRE Limited”), CBRE Limited, a corporation organized under the laws of the province of New Brunswick (“CBRE New Brunswick”), CBRE Pty Limited, a company organized under the laws of Australia and registered in New South Wales (“CBRE Pty Limited”), CBRE Limited, a company organized under the laws of New Zealand (“CBRE New Zealand”), the Luxembourg Borrower, the lenders from time to time party thereto and Credit Suisse, as administrative agent. Each of the Luxembourg Borrower, Services, CBRE Limited, CBRE New Brunswick, CBRE Pty Limited and CBRE New Zealand are direct or indirect wholly owned subsidiaries of the Company.

The Amendment was entered into for the purposes of, among other things, (i) amending certain of the representations and warranties, affirmative covenants and negative covenants in the Existing Credit Agreement, in a manner consistent with the new 5-year senior unsecured Revolving Credit Agreement (as defined below), (ii) terminating all revolving commitments previously available to the subsidiaries of the Company thereunder and (iii) reflecting the resignation of the Resigning Agent and the appointment of the Successor Agent as administrative agent under the Amended Credit Agreement. After giving effect to the Amendment, (i) the revolving commitments previously available under the Existing Credit Agreement will now be available under the Revolving Credit Agreement and (ii) the Euro-denominated tranche A term loan of the Luxembourg Borrower with a remaining aggregate principal amount of approximately €400 million maturing in December 2023 will be the sole remaining debt obligation of the Company and its subsidiaries under the Existing Credit Agreement.

Revolving Credit Agreement

On August 5, 2022, the Company entered into a new 5-year senior unsecured Revolving Credit Agreement (the “Revolving Credit Agreement”), by and among the Company, Services, the lenders party thereto, the issuing lenders party thereto and Wells Fargo, as administrative agent for the lenders. The Revolving Credit Agreement provides for a senior unsecured revolving credit facility available to Services with commitments in an aggregate principal amount of up to $3.5 billion, which commitments replaced in full and increased the revolving commitments previously available under the Existing Credit Agreement by $350 million.

The Revolving Credit Agreement includes capacity for letters of credit of an outstanding aggregate amount not to exceed $300 million.

On August 5, 2022, Services made an initial borrowing of $220 million under the Revolving Credit Agreement. These proceeds, in addition to cash on hand, were used to repay in full all revolving credit borrowings outstanding under the Existing Credit Agreement.

Interest Rate and Fees

The Revolving Credit Agreement provides that loans will bear interest at (i) a rate equal to an applicable rate, plus, (ii) 10 basis points, plus (iii) at Services’ option, either (a) a Term SOFR rate published by CME Group Benchmark Administration Limited for the applicable interest period or (b) a base rate determined by reference to the greatest of (1) the prime rate determined by Wells Fargo, (2) the federal funds rate plus 1/2 of 1% and (3) the sum of (x) a Term SOFR rate published by CME Group Benchmark Administration Limited for an interest period of one month and (y) 1.00%.

The applicable rate for borrowings under the Revolving Credit Agreement will be determined in accordance with the Company’s credit ratings in accordance with the table below:

Pricing Level	Debt Ratings			Adjusted Term SOFR Spread	Base Rate Spread	Facility Fee
	S&P	Fitch	Moody’s
I	≥A	≥A	≥A2	0.630%	0.0%	0.070%
II	A-	A-	A3	0.720%	0.0%	0.080%
III	BBB+	BBB+	Baa1	0.810%	0.0%	0.090%
IV	BBB	BBB	Baa2	0.875%	0.0%	0.125%
V	≤BBB-	≤BBB-	≤Baa3	1.100%	0.100%	0.150%

In addition to paying interest on outstanding principal under the Revolving Credit Agreement, the Company is required to pay a facility fee to the lenders under the Revolving Credit Agreement (whether drawn or undrawn), which facility fee is based on the Company’s credit ratings in accordance with the table above. Services must also pay customary letter of credit fees.

The applicable rates above are also subject to certain increases and/or decreases specified in the Revolving Credit Agreement linked to achieving certain sustainability goals, including increasing (i) CBRE occupied offices over 10,000 square feet that achieve sustainability certificates, (ii) procurement spending with sustainable suppliers and (iii) the CBRE North American vehicle fleet converted to electric vehicles.

Prepayments

The Revolving Credit Agreement does not require Services to prepay Revolving Credit Loans under the Revolving Credit Agreement, except on any date on which the sum of all outstanding Revolving Credit Loans and letter of credit exposure exceed the Revolving Credit Commitment, in which case Services must pay 100% of such excess amount.

Services may voluntarily repay Revolving Credit Loans at any time, in whole or in part, without premium or penalty (other than certain customary “breakage” costs). In addition, Services may elect to permanently terminate or reduce all or a portion of the Revolving Credit Commitments under the Revolving Credit Agreement, in each case, without premium or penalty.

Maturity

The entire principal amount of Revolving Credit Loans (if any) under the Revolving Credit Agreement are due and payable in full at maturity on August 5, 2027, on which day the Revolving Credit Commitments thereunder will terminate.

Guarantee

All obligations under the Revolving Credit Agreement are guaranteed by the Company, Services and each of its direct and indirect U.S. material subsidiaries which guarantee any other material indebtedness of the Company and its subsidiaries. As of the date hereof, no such subsidiaries guarantee the Revolving Credit Agreement or any other material indebtedness of the Company and its subsidiaries.

Covenants and Events of Default

The Revolving Credit Agreement includes financial covenants requiring the Company and its subsidiaries to maintain a maximum leverage ratio and minimum interest coverage ratio. In addition, the Revolving Credit Agreement also contains other customary affirmative and negative covenants and events of default.

Unless otherwise defined in the forgoing description, capitalized terms shall have the meaning set forth in the Amendment or the Revolving Credit Agreement, as applicable. The forgoing descriptions of the Amendment and Revolving Credit Agreement are not complete and are qualified in its entirety by the terms and provisions of the Amendment, the Revolving Credit Agreement and the Holdings Guaranty Agreement, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2, dated as of August 5, 2022, among CBRE Group, Inc., CBRE Global Acquisition Company, the lenders party thereto, Credit Suisse AG, Cayman Islands Branch and Wells Fargo Bank, National Association.

10.2	Revolving Credit Agreement, dated as of August 5, 2022, among CBRE Group, Inc., CBRE Services, Inc., the lenders party thereto, the issuing banks party thereto and Wells Fargo Bank, National Association, as administrative agent.

10.3	Holdings Guaranty Agreement, dated as of August 5, 2022, among CBRE Group, Inc., CBRE Services, Inc. and Wells Fargo Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2022	CBRE GROUP, INC.

	By:	/s/ MADELEINE G. BARBER
Madeleine G. Barber Deputy Chief Financial Officer and Chief Accounting Officer